                                                                   Exhibit 99.1

                  Consent of Person About to Become A Director
       (pursuant to Rule 438 under the Securities Act of 1933, as amended)

            In connection with a Form S-4 filed by CP&L Holdings, Inc. with the Securities and Exchange Commission (the "Registration Statement"), I, Leslie M. Baker, Jr., expect to be elected to the Board of Directors of CP&L Holdings, Inc., as described therein. As of the effective time of the Registration Statement, I will not be a member of the Board of Directors of CP&L Holdings, Inc., and I am not required to sign the Registration Statement.

            I hereby consent to being named in the Registration Statement as a future member of CP&L Holdings, Inc.'s Board of Directors, and to the filing of the Registration Statement as contemplated by CP&L Holdings, Inc.




August 31, 1999                              /s/ Leslie M. Baker, Jr .
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Date                                         Leslie M. Baker, Jr.